Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

CVS Caremark Corporation:

We consent to the use of our reports dated February 27, 2007, with respect to the consolidated balance sheets of CVS Caremark Corporation and subsidiaries (formerly CVS Corporation) as of December 30, 2006, and December 31, 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the fifty-two week periods ended December 30, 2006, December 31, 2005 and January 1, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 and the effectiveness of internal control over financial reporting as of December 30, 2006, incorporated herein by reference and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus.

Our reports include an exploratory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment," effective January 1, 2006.

/s/ KPMG LLP

KPMG LLP

Providence, Rhode Island

May 17, 2007